Exhibit 99.1
Spherix Incorporated Announces $20 Million Registered Direct Offering of Preferred Stock

Bethesda, MD, May 29, 2014 – Spherix Incorporated (Nasdaq:SPEX) (“Spherix'' or the “Company''), an intellectual property development company committed to the fostering and monetization of intellectual property, announced today that it entered into a placement agent agreement with Laidlaw & Company (UK) Ltd. on May 28, 2014, to sell 10 million shares of Series J Convertible Preferred Stock in a registered direct offering at a purchase price of $2.00 per share, with each share convertible into one share of Company common stock. The offering is expected to close on June 2, 2014.  Net proceeds to the Company, following payment of placement agent fees and other expenses of the Offering payable by us, are expected to be approximately $18.3 million.

The net proceeds of the Offering will be used by the Company, among other things, for the redemption of a minimum $5 million of the Company’s the Series I Convertible Preferred Stock issued to Rockstar Consortium US LP (“Rockstar”) under the terms of the Company’s December 2013 acquisition of 101 patent and patent applications developed by Nortel Networks.  Additional amounts shall be used for general working capital purposes or additional redemptions of Series I Convertible Preferred Stock.

Laidlaw & Company (UK) Ltd. acted as the placement agent on a best efforts basis in connection with this Offering.

The securities were offered pursuant to the Company’s effective shelf registration statement previously filed with the Securities and Exchange Commission  on Form S-3. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from Laidlaw & Company (UK) Ltd. 546 Fifth Avenue, 5th Floor, New York, NY 10036, or from the above-mentioned SEC website.

The foregoing summaries of the offering, the securities to be issued in connection therewith and the full terms and conditions of the Series J Preferred Stock do not purport to be complete and are qualified in their entirety by reference to the definitive documents filed with the SEC.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state or jurisdiction.

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation

Forward Looking Statements
Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contact:
Hayden/ MS-IR
Brett Mass
Phone: (646)-536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix Contact:
Phone: (703) 992-9325
Email:info@spherix.com
www.spherix.com